Highbury Financial Inc. Financial and Operating Results
for Fourth Quarter and Full Year 2006

Company Reports EPS of $(1.35), Cash EPS of $0.07 for Fourth Quarter,
EPS of ($1.38), Cash EPS of $0.12 for Full Year 2006

Denver, Colorado, March 23, 2007 — Highbury Financial Inc. (OTCBB: HBRF) today reported its financial and operating results for the fourth quarter and full year 2006.

Net Loss for the fourth quarter of 2006 was $(13.0) million, compared to $(1,996) for the fourth quarter of 2005.  Cash Net Income was $629,533 for the fourth quarter of 2006, compared to $(1,996) for the fourth quarter of 2005.  Cash Net Income per share (“Cash EPS”) for the fourth quarter of 2006 was $0.07, compared to zero for the fourth quarter of 2005 prior to Highbury’s initial public offering. Diluted earnings per share for the fourth quarter of 2006 was $(1.35), compared to zero for the same period of 2005.  (Cash Net Income is defined in the attached tables.)

For the fourth quarter of 2006, revenue was $3.8 million, compared to zero for the fourth quarter of 2005.  Adjusted EBITDA for the fourth quarter of 2006 was $881,007, compared to $(1,996) for the same period of 2005. (Adjusted EBITDA is defined in the attached tables.)

Cash EPS for the year ended December 31, 2006 was $0.12, compared to zero for the year ended December 31, 2005 prior to Highbury’s initial public offering, while diluted earnings per share for 2006 was $(1.38), compared to zero for 2005.

For the year ended December 31, 2006, Cash Net Income was $1.1 million, while Adjusted EBITDA was $1.7 million.  For the same period, Net Loss was $(12.5) million, on revenue of $3.8 million.  For the year ended December 31, 2005, Cash Net Income, Adjusted EBITDA and Net Loss were $(2,452) on revenue of zero.

Net mutual fund client cash flows, which represent aggregate contributions from new and existing clients less withdrawals, for the fourth quarter of 2006 were approximately neutral on balanced contributions and withdrawals.  Net mutual fund client cash flows for the full year 2006 were $(1.1) billion.  Aggregate mutual assets under management declined by approximately $0.9 billion, or 14%, during 2006 to $5.5 billion at December 31, 2006. During 2006, separate account assets under management increased from $149 million to $199 million.

“Highbury achieved two significant milestones in 2006,” stated Richard S. Foote, President and Chief Executive Officer. “First, we completed our initial public offering and contemporaneous private placement with net proceeds of $43.8 million. Second, we completed the acquisition of the ABN AMRO U.S. mutual fund business through our affiliate Aston Asset Management LLC.”

Mr. Foote continued, “In December 2006 Highbury’s weighted average assets under management totaled $5,645 million with a weighted average fee basis of 0.80%. We expect Highbury’s 2007 Adjusted EBITDA to be 18.2% of affiliate revenue less holding company expenses. With cash on hand at December 31, 2006 of $6.2 million and no debt or other long-term liabilities, Highbury has substantial senior and subordinated term debt capacity. This debt capacity and our expected after-tax free cash flow support our strategy of providing permanent capital solutions to mid-sized investment management firms.”

Mr. Foote concluded, “Our mutual fund advisory, sales, marketing, compliance, finance, operation and administration resources allow us to bring distribution capacity to future affiliates using a co-branded, sub-advised model. Coupled with the extensive industry relationships of our directors, officers, employees and stockholders, we believe Highbury is well positioned to grow as an investment management holding company.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with retained net income or the issuance of debt or equity.

Highbury currently expects to release its financial and operating results for the first quarter of 2007 during the week of April 30, 2007.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Highbury's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of the Aston Funds and our ability to effectively market their investment strategies, and other risks detailed from time to time in Highbury’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Highbury assumes no obligation to update the information contained in this press release.

Highbury Financial Inc.
Financial Highlights

	Three Months	Three Months
	Ended	Ended
	12/31/05	12/31/06

Revenue	$—	$3,828,100

Net Income	$(1,996)	$(12,955,456)

Cash Net Income (1)	$(1,996)	$629,533

Adjusted EBITDA (2)	$(1,996)	$881,006

Average shares outstanding - basic and diluted	1,725,000	9,598,609

Earnings per share - basic and diluted	$(0.00)	$(1.35)

	Year	Year
	Ended	Ended
	12/31/05	12/31/06

Revenue	$—	$3,828,100

Net Income	$(2,452)	$(12,463,206)

Cash Net Income (1)	$(2,452)	$1,121,783

Adjusted EBITDA (2)	$(2,452)	$1,661,606

Average shares outstanding - basic and diluted	1,725,000	9,045,773

Earnings per share - basic and diluted	$(0.00)	$(1.38)

Highbury Financial Inc.
Financial Highlights

	December 31, 2005	December 31, 2006

Cash and cash equivalents	$36,902	$6,248,705

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$—	$—

Stockholders’ equity	$22,548	$44,228,779

Highbury Financial Inc.
Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	12/31/05	12/31/06

Average shares outstanding - basic	1,725,000	9,598,609
Dilutive impact of warrants	—	—
Average shares outstanding - diluted (3)	1,725,000	9,598,609

	Year	Year
	Ended	Ended
	12/31/05	12/31/06

Average shares outstanding - basic	1,725,000	9,045,773
Dilutive impact of warrants	—	—
Average shares outstanding - diluted (3)	1,725,000	9,045,773

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Three Months	Three Months
	Ended	Ended
	12/31/05	12/31/06

Net Income	$(1,996)	$(12,955,456)
Intangible amortization	—	—
Intangible-related deferred taxes	—	74,989
Affiliate depreciation	—	—
Other non-cash expenses (4)
Compensation expense for 35% interest in Aston	—	20,784,615
Adjustment for minority interest	—	(7,274,615)
Cash Net Income (1)	$(1,996)	$629,533

Net Income	$(1,996)	$(12,955,456)
Income tax expense	—	326,462
Interest expense	—	—
Intangible amortization	—	—
Depreciation and other amortization	—	—
Other non-cash expenses (4)
Compensation expense for 35% interest in Aston	—	20,784,615
Adjustment for minority interest	—	(7,274,615)
Adjusted EBITDA (2)	$(1,996)	$881,006

Cash flow from operations	$—	$(808,837)
Interest expense	—	—
Current income tax provision	—	209,722
Changes in operating assets and liabilities	(1,996)	2,107,022
Changes in minority interest	—	(626,901)
Adjusted EBITDA (2)	$(1,996)	$881,006

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Year	Year
	Ended	Ended
	12/31/05	12/31/06

Net Income	$(2,452)	$(12,463,206)
Intangible amortization	—	—
Intangible-related deferred taxes	—	74,989
Affiliate depreciation	—	—
Other non-cash expenses (4)
Compensation expense for 35% interest in Aston	—	20,784,615
Adjustment for minority interest	—	(7,274,615)
Cash Net Income (1)	(2,452)	1,121,783

Net Income	$(2,452)	$(12,463,206)
Income tax expense	—	614,812
Interest expense	—	—
Intangible amortization	—	—
Depreciation and other amortization	—	—
Other non-cash expenses (4)
Compensation expense for 35% interest in Aston	—	20,784,615
Adjustment for minority interest	—	(7,274,615)
Adjusted EBITDA (2)	$(2,452)	$1,661,606

Cash flow from operations	$—	$(12,229)
Interest expense	—	—
Current income tax provision	—	702,088
Changes in operating assets and liabilities	(2,452)	1,598,648
Changes in minority interest	—	(626,901)
Adjusted EBITDA (2)	$(2,452)	$1,661,606

Highbury Financial Inc.
Consolidated Balance Sheets

	December 31, 2005	December 31, 2006

Current assets:
Cash and equivalents	$36,902	$6,248,705
Accounts receivable	-	3,646,422
Prepaid expenses	-	221,220
Other current assets	-	13,670
Total current assets	36,902	10,130,017

Fixed assets, net	-	573,534
Identifiable intangibles	-	26,753,000
Goodwill	-	9,673,412
Deferred registration costs	483,492	-
Deferred income taxes	-	87,276
Other long term assets	-	150,000

Total assets	$520,394	$47,367,239

Current liabilities:
Accounts payable and accrued expenses	$427,846	$2,269,470
Income taxes payable	-	242,089
Notes payable, stockholders	70,000	-
Total liabilities	497,846	2,511,560

Commitments and contingencies

Minority interest (5)	-	626,901

Stockholders' equity: (6)
Preferred stock, $0.0001 par value, authorized 1,000,000
shares; none issued	-	-
Common stock, $0.0001 par value, authorized 50,000,000
shares; issued and outstanding 9,527,000 shares
and 1,725,000, respectively	173	953
Additional paid-in capital	24,827	56,693,484
Retained income (deficit)	(2,452)	(12,465,658)
Total stockholders' equity	22,548	44,228,779

Total liabilities and stockholders' equity	$520,394	$47,367,239

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2006	Period from July 13, 2005 (inception) to December 31, 2005	Twelve Months Ended December 31, 2006

Revenue	$-	$3,828,100	$-	$3,828,100

Operating expenses:
Distribution and sub-advisory costs	$-	$(1,796,910)	$-	$(1,796,910)
Compensation and related expenses	-	(21,109,331)	-	(21,109,331)
Amortization of intangible assets	-	-	-	-
Depreciation and other amortization	-	-	-	-
Other operating expenses	(1,996)	(754,552)	(2,452)	(1,162,875)
Total expenses	(1,996)	(23,660,793)	(2,452)	(24,069,116)
Operating loss	(1,996)	(19,832,693)	(2,452)	(20,241,016)

Non-operating income:
Interest income	-	555,984	-	1,744,907
Total non-operating income	-	555,984	-	1,744,907

Loss before minority interest	(1,996)	(19,276,709)	(2,452)	(18,496,109)

Minority interest (5)	-	6,647,715	-	6,647,715

Loss before income taxes	(1,996)	(12,628,994)	(2,452)	(11,848,394)

Provision for income taxes:
Current	-	(209,722)	-	(702,088)
Deferred - Intangible-related	-	(74,989)	-	(74,989)
Deferred - Other	-	(41,751)	-	162,265
Total income taxes	-	(326,462)	-	(614,812)

Net loss for the period	$(1,996)	$(12,955,456)	$(2,452)	$(12,463,206)

Weighted average shares outstanding, basic and diluted	1,725,000	9,598,609	1,725,000	9,045,773
Net loss per share, basic and diluted	$(0.00)	$(1.35)	$(0.00)	$(1.38)

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2006	Period from July 13, 2005 (inception) to December 31, 2005	Twelve Months Ended December 31, 2006

Cash flows from operating activities:

Net income / (loss) for the period	$(1,996)	$(12,955,456)	$(2,452)	$(12,463,206)

Adjustments to reconcile net income to
net cash used in operating activities:
(Increase) / decrease in deferred taxes	-	116,741	-	(87,276)
Addback: expense related to grant of minority interest in Aston, net	-	20,784,615	-	20,784,615
Addback: minority interest	-	(6,647,715)	-	(6,647,715)

Changes in operating assets and liabilities:
(Increase) / decrease in accounts receivable	-	(3,646,422)	-	(3,646,422)
(Increase) / decrease in prepaid expenses	-	(142,425)	-	(221,220)
(Increase) / decrease in other current assets	-	(13,670)	-	(13,670)
(Increase) / decrease in other long term assets	-	(150,000)	-	(150,000)
Increase / (decrease) in accounts payable and accrued expenses	1,996	2,050,964	-	2,190,576
Increase / (decrease) in income taxes payable	-	(20,277)	-	242,089
Net cash used in operating activities	-	(808,837)	-	(12,229)

Cash flows from investing activities:
Payment for acquisition (7)	-	(38,600,000)	-	(38,600,000)
Receipt of cash for working capital in acquisition	-	3,500,000	-	3,500,000
Payment of costs of the acquisition	-	(1,398,828)	-	(1,782,869)
Capital expenditures	-	(40,634)	-	(40,634)
Net cash used in investing activities	-	7,885,031	-	(36,923,503)

Cash flows from financing activities:
Proceeds from sale of shares of common stock	-	-	25,000	47,460,000
Proceeds from issuance of option	-	-	-	100
Proceeds from notes payable, stockholders	-	-	70,000	-
Payments of notes payable, stockholders	-	-	-	(70,000)
Payment of costs of public offering	(9,350)	-	(58,098)	(2,944,987)
Payment of deferred underwriting fees	-	(678,606)	-	(678,606)
Payment to shareholder electing conversion	-	(618,972)	-	(618,972)
Net cash provided by financing activities	(9,530)	(1,297,578)	36,902	43,147,535

Net increase in cash	(9,350)	5,778,616	36,902	6,211,803
Cash at beginning of period	46,252	470,089	-	36,902
Cash at end of period	$36,902	$6,248,705	$36,902	$6,248,705

Supplemental schedule of non-cash financing and investing activities:
Accrual of costs of public offering	$268,759	$-	$425,394	$-
Accrual of acquisition costs	-	76,443	-	76,443

Supplemental disclosure of cash flow information:
Cash paid for taxes	$-	$230,000	$-	$462,146

Highbury Financial Inc.
Notes

(1)
Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a principal performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge, which we consider unlikely. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) taxes. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We further believe that many investors use this information when analyzing the financial position of companies in the investment management industry.

(3)
There are no dilutive instruments included in 2005 because the Company’s warrants were not issued and outstanding until after the Company’s initial public offering in January 2006. There are no dilutive instruments included in 2006 because the Company had a net loss and the effect of the warrants would be anti-dilutive. If the Company had generated net income in the fourth quarter of 2006 and for the full year 2006, the dilutive effect of the warrants would have increased Average shares outstanding - diluted by 766,737 to 10,365,346 and by 193,260 to 9,239,033, respectively. The dilutive effect of the warrants is calculated using the treasury stock method and the average share price during the period.

(4)
Upon consummation of the acquisition of the U.S. mutual fund business of ABN AMRO and as a result of the amendment to the Aston limited liability company agreement to admit the Aston management members, we recorded a one-time, non-cash compensation charge of approximately $20.8 million for the value of such ownership interests. Since none of the Aston management members had any ownership interest in the acquired business prior to the consummation of the acquisition, the value of the ownership grant was deemed to be compensatory in nature for financial reporting purposes and not purchase price consideration. See Note 7 for more information about the acquisition.

(5)
Minority interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.

(6)
 The registration statement for the Company's initial public offering (the “Offering”) was declared effective January 25, 2006. The Company consummated the Offering, including full exercise of the over-allotment option, on January 31, 2006 and February 3, 2006, respectively. Simultaneously with the Offering, all of the Company's stockholders prior to the Offering (the “Initial Stockholders”), including all of the officers and directors of the Company, purchased an aggregate of 166,667 units from the Company in a private placement (the “Private Placement”). The units sold in the Private Placement were identical to the units sold in the Offering, but the purchasers in the Private Placement waived their rights to conversion and to receipt of distribution on liquidation in the event the Company did not complete a business combination.

The Company sold 7,910,000 units ("Units") at a price of $6 each in the Private Placement and the Offering, which included all of the 1,010,000 Units subject to the underwriters’ over-allotment option. Each Unit consists of one share of the Company's common stock, $0.0001 par value (“Common Stock”), and two redeemable common stock purchase warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 commencing January 25, 2007 and expiring four years from the effective date of the Offering (January 25, 2010). The Warrants will be redeemable, at the Company's option, at a price of $0.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the Common Stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. Separate trading of the Common Stock and Warrants underlying the Company’s Units was permitted on February 21, 2006 and commenced on March 1, 2006.

(7)
On April 20, 2006, the Company and Aston, a newly formed Delaware limited liability company (together with Highbury, the “Highbury Entities”), entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with AAAMHI, ABN AMRO Investment Fund Services, Inc. (“AAIFS”), ABN AMRO Asset Management, Inc., (“AAAMI”), Montag & Caldwell, Inc., (“Montag”), Tamro Capital Partners LLC, (“TAMRO”), Veredus Asset Management LLC, (“Veredus”), and River Road Asset Management, LLC, (“River Road” and together with AAAMHI, AAIFS, AAAMI, Montag, TAMRO and Veredus individually referred to as a “Seller” and collectively as “Sellers”) to acquire substantially all of the Sellers’ business of providing investment advisory, administration, distribution and related services to the U.S. mutual funds (the “Target Funds”) specified in the Asset Purchase Agreement (collectively, the “Business”). After entering into the Asset Purchase Agreement, Highbury submitted the transaction for stockholder approval. The stockholders approved the business combination at the Company’s annual meeting of stockholders on November 27, 2006, and the business combination was subsequently consummated on November 30, 2006. The Highbury Entities purchased the Business from the Sellers for a cash payment of $38,600,000 at the closing. Highbury did not issue any equity interests to the Sellers in connection with the transaction.